Evolent Health, Inc.
800 North Glebe Road, # 500
Arlington, Virginia 22203

Evolent Health Announces Second Quarter 2015 Results
Arlington, VA, August 6, 2015 - Evolent Health, Inc. (NYSE: EVH), a pioneer in value-based care, today announced financial results for the quarter ended June 30, 2015.
Frank Williams, Chief Executive Officer of Evolent Health, Inc., commented, “We are pleased with our results for the quarter, our first as a public company, as we ended the quarter with over 590,000 lives on our platform driven by continued expansion of our existing clients and significant interest from new markets. We continue to see increased movement in the market towards value-based care arrangements as government and commercial payers seek higher-value alternatives to fee-for-service reimbursement. Our performance for the quarter keeps us on track with our objectives for 2015 as we anticipate continued demand for our integrated platform to support health systems in delivering improved clinical and financial outcomes.”
Financial Results of Evolent Health, Inc.
Evolent Health, Inc. completed a reorganization of its corporate structure on June 4, 2015 (the “Reorganization”) in connection with the initial public offering of its Class A common stock (“IPO”). Prior to the Reorganization, Evolent Health, Inc. had no operations. As a result, the financial statements of Evolent Health, Inc. for the three and six months ended June 30, 2015 and 2014 do not reflect a complete view of the operational results for those periods. In order to provide consistent and comparable metrics for the periods before and after June 4, 2015, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on the first day of the relevant period. The adjusted results include the operations of Evolent Health LLC for the period from January 1, 2014 through June 4, 2015 as well as certain other adjustments. See “Financial Statement Presentation” and “Non-GAAP Financial Measures” for more information.
Reported Results
Evolent Health, Inc. reported United States of America generally accepted accounting principles (“GAAP”) revenue of $10.4 million for the three and six months ended June 30, 2015, which do not reflect the operating results of Evolent Health LLC prior to June 4, 2015 (the date of the Reorganization), compared to zero for the same periods in 2014. Adjusted Revenue was $36.5 million and $73.5 million for the three and six months ended June 30, 2015, respectively.
Cost of revenue was $7.9 million for the three and six months ended June 30, 2015, compared to zero for the same periods in 2014. Operating income (loss) was $(11.5) million for the three and six months ended June 30, 2015, compared to zero for the same periods in 2014. Net income (loss) attributable to Evolent Health, Inc. was $359.9 million and $(5.9) million for the three months ended June 30, 2015 and June 30, 2014, respectively, and $348.6 million and $(11.4) million for the six months ended June 30, 2015 and June 30, 2014, respectively. Earnings (loss) per share available for common shareholders was $25.69 per basic share and $9.73 per diluted share for the three months ended June 30, 2015 and $(3.17) per basic and diluted share for the three months ended June 30, 2014. Earnings (loss) per share available for common shareholders was $40.69 per basic share and $10.96 per diluted share for the six months ended June 30, 2015 and $(6.51) per basic and diluted share for the six months ended June 30, 2014.
Total cash, cash equivalents, and marketable securities for the quarter ended June 30, 2015 were $219.4 million.

Adjusted Results

•
Adjusted Revenue for the three months ended June 30, 2015 increased 50.7% to $36.5 million, compared to $24.2 million for the three months ended June 30, 2014. Adjusted Revenue for the six months ended June 30, 2015 increased 66.1% to $73.5 million, compared to $44.3 million for the six months ended June 30, 2014.

•
Adjusted Cost of Revenue was $24.9 million or 68.4% of Adjusted Revenue for the three months ended June 30, 2015, compared to $17.8 million or 73.7% of Adjusted Revenue for the three months ended June 30, 2014. Adjusted Cost of Revenue was $50.9 million or 69.3% of Adjusted Revenue for the six months ended June 30, 2015 compared to $32.5 million or 73.5% of Adjusted Revenue for the six months ended June 30, 2014.

•
Adjusted EBITDA for the three months ended June 30, 2015 was $(10.2) million, compared to $(9.4) million for the three months ended June 30, 2014. Adjusted EBITDA for the six months ended June 30, 2015 was $(19.1) million, compared to $(18.9) million for the six months ended June 30, 2014.

•
Adjusted Loss Available for Common Shareholders for the three months ended June 30, 2015 and 2014 was $(13.3) million and $(11.2) million, respectively. Adjusted Loss Available for Common Shareholders for the six months ended June 30, 2015 and 2014 was $(24.8) million and $(22.7) million, respectively.

Business Outlook

Evolent Health, Inc. is providing the following guidance for Adjusted Revenue and Adjusted EBITDA.

Third Quarter 2015 Guidance

For the three months ended September 30, 2015, Adjusted Revenue is expected to be in the range of $42.0 million to $43.0 million and Adjusted EBITDA is expected to be in the range of $(8.0) million to $(9.0) million.

Fiscal Year 2015 Guidance

For the fiscal year 2015, Adjusted Revenue is expected to be in the range of $159.0 million to $161.0 million and Adjusted EBITDA is expected to be in the range of $(37.0) million to $(39.0) million.
This “Business Outlook” section contains forward-looking statements, and actual results may differ materially. Factors that may cause actual results to differ materially from our current expectations are set forth in “Forward Looking Statements - Cautionary Language” and Evolent Health, Inc.’s filings with the Securities and Exchange Commission (“SEC”).
Web and Conference Call Information
As previously announced, Evolent Health, Inc. will hold a conference call to discuss its second quarter performance this evening, August 6, 2015, at 5:00 p.m., Eastern Time. The conference call will be available via live webcast on the Company’s Investor Relations website at http://ir.evolenthealth.com. To participate by telephone, dial 877-870-4263 and ask to join to the Evolent Health call. Participants are advised to dial in at least five minutes prior to the call to register. The call will be archived on the company’s website for 90 days and will be available beginning later this evening. Evolent Health invites all interested parties to attend the conference call.

About Evolent Health
Evolent Health partners with leading health systems to drive value-based care transformation. By providing clinical, analytical and financial capabilities, Evolent Health helps physicians and health systems achieve superior quality and cost results. Evolent Health’s approach breaks down barriers, aligns incentives and powers a new model of care delivery resulting in meaningful alignment between providers, payers, physicians and patients. Learn more at: www.evolenthealth.com. Find us on Facebook, Twitter (@EvolentHealth), LinkedIn and YouTube. To sign up for email alerts, please visit our investor relations page at http://ir.evolenthealth.com/.
Contacts:

Bob East	Robin Glass
(443) 213-0500	(571) 389-6005
Investor Relations	Media Relations
InvestorRelations@evolenthealth.com	RGlass@evolenthealth.com

Financial Statement Presentation
Evolent Health, Inc. is a holding company and its principal asset is all of the Class A common units in its operating subsidiary, Evolent Health LLC, which has owned all of our operating assets and substantially all of our business since inception. Prior to the Reorganization on June 4, 2015, the predecessor of Evolent Health, Inc. accounted for Evolent Health LLC as an equity method investment. The financial results of Evolent Health LLC have been consolidated in the financial statements of Evolent Health, Inc. following the Reorganization. As a result, the financial statements of Evolent Health, Inc. for the three and six months ended June 30, 2015 and 2014, do not reflect a complete view of the operational results for those periods. In order to provide a consistent presentation for the periods before and after June 4, 2015 and effectively provide comparative results, the adjusted results of Evolent Health, Inc. presented and discussed in this release reflect the Reorganization as if it had occurred on the first day of the relevant period and therefore include the operations of Evolent Health LLC for the period from January 1, 2014 through June 4, 2015. Including Evolent Health LLC’s results for this period is not consistent with U.S. generally accepted accounting principles (“GAAP”) and should not be considered as an alternative to comparable GAAP measures. The details in the tabular presentation below reflect certain income statement line items as adjusted to reflect results from operations for the three and six month periods as if the Reorganization had occurred at the beginning of the respective periods. The presentation also reflects other adjustments described in “Non-GAAP Financial Measures.”
Non-GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss Adjusted Revenue, Adjusted Transformation Revenue, Adjusted Platform and Operations Revenue, Adjusted Cost of Revenue, Adjusted Selling, General and Administrative Expenses, Adjusted Depreciation and Amortization, Adjusted Operating Income (Loss), Adjusted EBITDA and Adjusted Earnings (Loss) per Share Available for Common Shareholders, which are all non-GAAP financial measures, as a supplemental measure to help investors evaluate our fundamental operational performance. In addition to the adjustments described below, each of the following adjusted measures are also adjusted to reflect the Reorganization as if it had occurred on the first day of the relevant period as described in “Financial Statement Presentation” and are adjusted to exclude the impact of purchase accounting adjustments, stock-based compensation expenses and transaction expenses related to the Reorganization and IPO.

Adjusted EBITDA is also adjusted to exclude depreciation and amortization expense, other income (expense), interest (income) / expense, net income (loss) attributable to non-controlling interests, provision (benefit) for income taxes, income (loss) from affiliate and gain on consolidation.
Adjusted Earnings (Loss) per Share Available for Common Shareholders is also adjusted to exclude net income (loss) attributable to non-controlling interests and undeclared cumulative preferred dividends.
These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to the comparable GAAP financial measures is presented in the attached tables. We believe these measures are useful across time in evaluating our fundamental core operating performance. Management also uses certain of these measures to manage our business, including in preparing its annual operating budget, financial projections and compensation plans. We believe that certain of these measures are also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries.

Evolent Health, Inc.
Adjusted Results
For the Three Months Ended June 30, 2015 and 2014

(in thousands)	For the Three Months Ended June 30, 2015						For the Three Months Ended June 30, 2014
		Add:						Add:
	Evolent	Evolent	Less:	Less:	Less:	Evolent	Evolent	Evolent	Less:	Evolent
	Health, Inc.	Health LLC	Purchase	Stock-based	Transaction	Health, Inc.	Health, Inc.	Health LLC	Stock-based	Health, Inc.	Change Over Prior Period
	as Reported	Operations (1)	Accounting (2)	Compensation	Costs	as Adjusted	as Reported	Operations (3)	Compensation	Adjusted	$	%
Revenue
Transformation	$2,703	$5,380	$364	$—	$—	$8,447	$—	$8,532	$—	$8,532	$(85)	(1.0)%
Platform and operations	7,711	19,394	911	—	—	28,016	—	15,657	—	15,657	12,359	78.9%
Total revenue	10,414	24,774	1,275	—	—	36,463	—	24,189	—	24,189	12,274	50.7%
Expenses
Cost of revenue (exclusive
of depreciation and
amortization presented
separately below)	7,887	18,385	—	1,343	—	24,929	—	18,045	225	17,820	7,109	39.9%
Selling, general and
administrative expenses	13,082	30,006	—	18,529	2,777	21,782	—	18,477	2,744	15,733	6,049	38.4%
Depreciation and
amortization expenses	984	1,154	—	—	—	2,138	—	641	—	641	1,497	N/A
Total operating
expenses	21,953	49,545	—	19,872	2,777	48,849	—	37,163	2,969	34,194	14,655	42.9%
Operating income
(loss)	$(11,539)	$(24,771)	$1,275	$(19,872)	$(2,777)	$(12,386)	$—	$(12,974)	$(2,969)	$(10,005)	$(2,381)	23.8%

(1)	Represents the operational results of Evolent Health LLC for the period April 1, 2015, through June 3, 2015, prior to consolidation.

(2)	Represents adjustments to remove the results of purchase accounting.

(3)	Represents the operational results of Evolent Health LLC for the period April 1, 2014, through June 30, 2014.

Evolent Health, Inc.
Adjusted Results
For the Six Months Ended June 30, 2015 and 2014

(in thousands)	For the Six Months Ended June 30, 2015						For the Six Months Ended June 30, 2014
		Add:						Add:
	Evolent	Evolent	Less:	Less:	Less:	Evolent	Evolent	Evolent	Less:	Evolent
	Health, Inc.	Health LLC	Purchase	Stock-based	Transaction	Health, Inc.	Health, Inc.	Health LLC	Stock-based	Health, Inc.	Change Over Prior Period
	as Reported	Operations (1)	Accounting (2)	Compensation	Costs	as Adjusted	as Reported	Operations (3)	Compensation	Adjusted	$	%
Revenue
Transformation	$2,703	$15,755	$364	$—	$—	$18,822	$—	$15,951	$—	$15,951	$2,871	18.0%
Platform and operations	7,711	46,059	911	—	—	54,681	—	28,314	—	28,314	26,367	93.1%
Total revenue	10,414	61,814	1,275	—	—	73,503	—	44,265	—	44,265	29,238	66.1%
Expenses
Cost of revenue (exclusive
of depreciation and
amortization presented
separately below)	7,887	44,839	—	1,783	—	50,943	—	32,867	323	32,544	18,399	56.5%
Selling, general and
administrative expenses	13,082	58,457	—	26,109	3,775	41,655	—	34,719	4,074	30,645	11,010	35.9%
Depreciation and
amortization expenses	984	2,637	—	—	—	12,068	—	1,297	—	1,297	10,771	830.5%
Total operating
expenses	21,953	105,933	—	27,892	3,775	96,219	—	68,883	4,397	64,486	40,180	62.3%
Operating income
(loss)	$(11,539)	$(44,119)	$1,275	$(27,892)	$(3,775)	$(22,716)	$—	$(24,618)	$(4,397)	$(20,221)	$(10,942)	54.1%

(1)	Represents the operational results of Evolent Health LLC for the period January 1, 2015, through June 3, 2015, prior to consolidation.

(2)	Represents adjustments to remove the results of purchase accounting.

(3)	Represents the operational results of Evolent Health LLC for the period January 1, 2014, through June 30, 2014.

Evolent Health, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)

(in thousands)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Net Income (Loss) Attributable to
Evolent Health, Inc.	$359,912	$(5,939)	$348,593	$(11,381)
Add:
Net income (loss) of Evolent Health LLC (1)	(24,764)	(12,916)	(44,079)	(24,542)
Less:
Purchase accounting adjustments	(1,275)	—	(1,275)	—
Gain on consolidation	414,133	—	414,133	—
Income (loss) from affiliate	(16,846)	(5,939)	(28,165)	(11,381)
(Provision) benefit for income taxes	(29,273)	—	(29,273)	—
Net (income) loss attributable to				—
non-controlling interests	3,424	—	3,424	—
Stock-based compensation	(19,872)	(2,969)	(27,892)	(4,397)
Transaction costs	(2,777)	—	(3,775)	—
Interest (income) expense, net	20	58	51	85
Other income (expense), net	—	—	2	(9)
Depreciation and amortization expense	(2,138)	(641)	(3,621)	(1,297)
Adjusted EBITDA	$(10,248)	$(9,364)	$(19,095)	$(18,924)

(1)	Represents the net income (loss) for the beginning-of-period through June 3, 2015, or for the three or six months ended June 30, 2014, for the respective periods

Evolent Health, Inc.
Reconciliation of Adjusted Earnings (Loss) per Share Available for Common Shareholders to
Earnings (Loss) per Share Available for Common Shareholders

(in thousands, except per share data)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Earnings (Loss) Available for
Common Shareholders - Diluted (a)	$356,488	$(7,210)	$345,169	$(13,947)
Less:
Net income (loss) attributable to
non-controlling interests	(3,424)	—	(3,424)	—
Undeclared cumulative preferred dividends	894	—	2,184	—
Earnings (Loss) Available for
Common Shareholders - Basic (b)	359,018	(7,210)	346,409	(13,947)
Add:
Net income (loss) of Evolent Health LLC (1)	(24,764)	(12,916)	(44,079)	(24,542)
Less:
Purchase accounting adjustments	(1,275)	—	(1,275)	—
Gain on consolidation	414,133	—	414,133	—
Income (loss) from affiliate	(16,846)	(5,939)	(28,165)	(11,381)
(Provision) benefit for income taxes	(29,273)	—	(29,273)	—
Net (income) loss attributable to
non-controlling interests	3,424	—	3,424	—
Stock-based compensation	(19,872)	(2,969)	(27,892)	(4,397)
Transaction costs	(2,777)	—	(3,775)	—
Adjusted Earnings (Loss) Available
for Common Shareholders (c) (2)	$(13,260)	$(11,218)	$(24,847)	$(22,711)

Earnings (Loss) per Share Available
for Common Shareholders - Diluted (a) (2)	$9.73	$(3.17)	$10.96	$(6.51)

Earnings (Loss) per Share Available
for Common Shareholders - Basic (b) (2)	$25.69	$(3.17)	$40.69	$(6.51)

Adjusted Earnings (Loss) per Share Available
for Common Shareholders - Basic (c) (1)	$(0.95)	$(4.94)	$(2.92)	$(10.61)

Weighted-average common shares - basic	13,976	2,272	8,513	2,141
Weighted-average common shares - diluted	36,643	2,272	31,488	2,141

(1)	Represents the net income (loss) for the beginning-of-period through June 3, 2015, or for the three or six months ended June 30, 2014, for the respective periods

(2)	For periods of net loss, shares used in the earnings per share calculation represent basic shares as using diluted shares would be anti-dilutive

Evolent Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	As of	As of
	June 30,	December 31,
	2015	2014
Cash and cash equivalents	$219,367	—
Total current assets	251,640	1,074
Goodwill	608,903	—
Intangible assets, net	168,170	—
Total assets	1,039,837	38,277
Total liabilities	91,133	1,074
Total redeemable preferred stock	—	39,273
Total shareholders' equity (deficit) attributable to Evolent Health, Inc.	654,210	(2,070)
Non-controlling interests	294,494	—
Total liabilities, redeemable preferred stock and shareholders' equity (deficit)	1,039,837	38,277

Evolent Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

(in thousands)	For the Three		For the Six
	Months Ended		Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Transformation	$2,703	—	$2,703	—
Platform and operations	7,711	—	7,711	—
Total revenue	10,414	—	10,414	—

Expenses
Cost of revenue (exclusive of depreciation
and amortization presented below)	7,887	—	7,887	—
Selling, general and administrative expenses	13,082	—	13,082	—
Depreciation and amortization expenses	984	—	984	—
Total operating expenses	21,953	—	21,953	—
Operating income (loss)	(11,539)	—	(11,539)	—
Interest income (expense), net	13	—	13	—
Gain on consolidation	414,133	—	414,133	—
Income (loss) from affiliate	(16,846)	(5,939)	(28,165)	(11,381)
Income (loss) before income taxes
and non-controlling interests	385,761	(5,939)	374,442	(11,381)
Provision (benefit) for income taxes	29,273	—	29,273	—
Net income (loss)	356,488	(5,939)	345,169	(11,381)
Net income (loss) attributable to
non-controlling interests	(3,424)	—	(3,424)	—
Net income (loss) attributable to
Evolent Health, Inc.	$359,912	$(5,939)	$348,593	$(11,381)

Earnings (Loss) Available to Common Shareholders
Basic	$359,018	$(7,210)	$346,409	$(13,947)
Diluted	356,488	(7,210)	345,169	(13,947)

Earnings (Loss) per Common Share
Basic	$25.69	$(3.17)	$40.69	$(6.51)
Diluted	9.73	(3.17)	10.96	(6.51)

Weighted-Average Common Shares Outstanding
Basic	13,976	2,272	8,513	2,141
Diluted	36,643	2,272	31,488	2,141

Evolent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

(in thousands)	For the Six
	Months Ended
	June 30,
	2015	2014
Net cash provided by (used in) operating activities	$(5,808)	—
Net cash provided by (used in) investing activities	16,050	—
Net cash provided by (used in) financing activities	209,125	—

Net increase (decrease) in cash and cash equivalents	219,367	—
Cash and cash equivalents as of beginning-of-period	—	—
Cash and cash equivalents as of end-of-period	$219,367	—

Forward Looking Statements - Cautionary Language

Certain statements made in this release and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical or current fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like:  “believe”, “anticipate”, “expect”, “estimate”, “aim”, “predict”, “potential”, “continue”, “plan”, “project”, “will”, “should”, “shall”, “may”, “might” and other words or phrases with similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, trends in our businesses, prospective services, future performance or financial results and the outcome of contingencies, such as legal proceedings. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA.

These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others:

•	the structural change in the market for health care in the United States;

•	our ability to effectively manage our growth;

•	the significant portion of revenue we derive from our largest partners;

•	our ability to offer new and innovative products and services;

•	the growth and success of our partners, which is difficult to predict and is subject to factors outside of our control;

•	our ability to attract new partners;

•	our ability to recover the significant upfront costs in our partner relationships;

•	our ability to estimate the size of our target market;

•	our ability to maintain and enhance our reputation and brand recognition;

•	consolidation in the health care industry;

•	competition which could limit our ability to maintain or expand market share within our industry;

•	our ability to partner with providers due to exclusivity provisions in our contracts;

•	uncertainty in the health care regulatory framework;

•	restrictions and penalties as a result of privacy and data protection laws;

•	adequate protection of our intellectual property;

•	any alleged infringement, misappropriation or violation of third-party proprietary rights;

•	our use of “open source” software;

•	our reliance on third parties;

•	our ability to use, disclose, de-identify or license data and to integrate third-party technologies;

•	data loss or corruption due to failures or errors in our systems and service disruptions at our data centers;

•	breaches or failures of our security measures;

•	our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our users;

•	our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel;

•	risks related to future acquisition opportunities;

•	our future indebtedness and our ability to obtain additional financing;

•	our ability to achieve profitability in the future;

•	the requirements of being a public company;

•	the risk of potential future litigation; and

•	our ability to remediate the material weakness in our internal control over financial reporting.

The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. The prospectus for our IPO filed with the SEC on June 5, 2015 and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors.

Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.